As filed with the Securities and Exchange Commission on March 6, 2014

Registration No. 333 -175896

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GREEN MOUNTAIN COFFEE ROASTERS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	03-0339228 (I.R.S. Employer Identification No.)

33 Coffee Lane, Waterbury, Vermont 05676

(Address of Principal Executive Offices) (Zip Code)

Amended and Restated Green Mountain Coffee Roasters, Inc. 2006 Incentive Plan

(Full title of the plan)

Michael J. Degnan, Esq.

Chief Legal Officer and Corporate General Counsel

Green Mountain Coffee Roasters, Inc.

33 Coffee Lane

Waterbury, Vermont 05676

(Name and address of agent for service)

(802) 244-5621

(Telephone number, including area code, of agent for service)

Copy to:
Christopher M. Bartoli, Esq.

Baker & McKenzie LLP

300 East Randolph Street, Suite 5000

Chicago, Illinois 60601

Telephone: (312) 861-8676

Facsimile: (312) 698-2055

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐	Smaller Reporting Company ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) relates to the Registration Statement on Form S-8 (Registration No. 333-175896) filed by Green Mountain Coffee Roasters, Inc. (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) on July 29, 2011 (the “Registration Statement”) to register, in part, 5,760,657 shares of the Registrant’s Common Stock for issuance pursuant to options available for grant (but not yet granted) under the Registrant’s Amended and Restated Green Mountain Coffee Roasters, Inc. 2006 Incentive Plan (the “2006 Incentive Plan”).  On March 6, 2014, the Registrant’s stockholders approved each of the Registrant’s 2014 Omnibus Incentive Plan (the “2014 Omnibus Plan”) and the Registrant’s 2014 Amended and Restated Employee Stock Purchase Plan (the “2014 ESPP”).  No additional awards will be made under the 2006 Incentive Plan and the shares that were available for new grants under the 2006 Incentive Plan immediately before March 6, 2014 are now issuable under the 2014 Omnibus Plan.  Pursuant to Instruction E to the General Instructions to Form S-8 and Interpretation 89 under Section G of the Manual of Publicly Available Telephone Interpretations of the Commission’s Division of Corporation Finance (July 1997), (i) 4,176,630 of the unissued shares of the Registrant’s Common Stock previously registered pursuant to this Registration Statement with respect to the 2006 Incentive Plan (the “Carryover Shares”) are being carried forward and deemed covered by the Registration Statement on Form S-8 relating to the 2014 Omnibus Plan and the 2014 ESPP that is being filed on the date hereof (the “2014 Registration Statement”) and (ii) the registration fees paid for the Carryover Shares from this Registration Statement are carried over to the 2014 Registration Statement.  The Registrant hereby de-registers the Carryover Shares as of the date of this post-effective amendment.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

See the attached Exhibit Index at page 4, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South Burlington, State of Vermont, on March 6, 2014.

GREEN MOUNTAIN COFFEE ROASTERS, INC.

By:	/s/ Frances G. Rathke
Frances G. Rathke
Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brian P. Kelley	President and Chief Executive Officer and Director (Principal Executive Officer)	March 6, 2014
BRIAN P. KELLEY

/s/ Frances G. Rathke	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	March 6, 2014
FRANCES G. RATHKE

/s/ Norman H. Wesley	Chairman of the Board of Directors	March 6, 2014
NORMAN H. WESLEY

/s/ Barbra D. Carlini	Director	March 6, 2014
BARBARA D. CARLINI

/s/ Jules A. Del Vecchio	Director	March 6, 2014
JULES A. DEL VECCHIO

/s/ John D. Hayes	Director	March 6, 2014
JOHN D. HAYES

/s/ A.D. David Mackay	Director	March 6, 2014
A.D. DAVID MACKAY

/s/ Michael J. Mardy	Director	March 6, 2014
MICHAEL J. MARDY

/s/ Hinda Miller	Director	March 6, 2014
HINDA MILLER

/s/ David E. Moran	Director	March 6, 2014
DAVID E. MORAN

/s/ Susan S. Kilsby	Director	March 6, 2014
SUSAN S. KILSBY

/s/ Robert A. Steele	Director	March 6, 2014
ROBERT A. STEELE

EXHIBIT INDEX

Exhibit No.	Description

24	Power of Attorney (previously filed with the Registration Statement on Form S-8 filed on July 29, 2011 and incorporated herein by reference)